EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

                           Lake & Associates CPA's LLC

                          Certified Public Accountants

The Board of Directors

Gift Card Digest Corp.

Gentlemen:

This letter will authorize you to include the Audit of your company dated January 16, 2009 for the period ended December 31, 2008 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.


Yours Truly,


/s/ Lake & Associates CPA's LLC

Lake & Associates CPA's LLC

20283 State Road 7 Suite #300

Boca Raton FL 33498

April 14, 2009